UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XVII, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-22485	59-3295393
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, the sales contract for CNL Income Fund XVII, Ltd.’s (“the Partnership”) property in Warner Robins, Georgia was terminated. As a result, the Partnership reclassified the assets from real estate held for sale to real estate properties with operating leases.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, CNL VII & XVII Lincoln Joint Venture and CNL Kingston Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the sales contract for the property listed above being terminated during 2004 as continuing operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, and expenses relating to the property listed above as income from continuing operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in CNL VII & XVII Lincoln Joint Venture and CNL Kingston Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to continuing operations as required by FAS 144 subsequent to the property no longer being identified for sale and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements.

This Report on Form 8-K updates Items 6, 7, 8, 15(a)(1), and 15(a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property no longer being identified for sale during 2004 as continuing operations and to account for the Partnership’s interests in CNL VII & XVII Lincoln Joint Venture and CNL Kingston Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	5-12

Financial Statements and Financial Statement Schedules	12-37

Signatures	38

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (2):
Revenues	$1,997,295	$2,066,216	$2,003,405	$2,020,888	$2,523,844
Equity in earnings (loss) of unconsolidated joint ventures	489,106	388,051	(263,311)	143,645	152,826
Income from continuing operations (1)	1,607,414	1,337,939	1,270,359	406,424	1,624,849
Discontinued Operations (2):
Revenues	—	128,903	227,604	341,496	230,740
Income (loss) from and gain on disposal of discontinued operations (3)		388,173	(301,163)	266,714	214,420
Net income	1,607,414	1,726,112	969,196	673,138	1,839,269
Income (loss) per Unit:
Continuing operations	$0.54	$0.45	$0.42	$0.14	$0.54
Discontinued operations	—	0.13	(0.10)	0.08	0.07

	$0.54	$0.58	$0.32	$0.22	$0.61

Cash distributions declared	$2,400,000	$2,400,000	$2,400,000	$2,400,000	$2,400,000
Cash distributions declared per unit	0.80	0.80	0.80	0.80	0.80
At December 31:
Total assets	$22,215,767	$23,007,109	$23,649,017	$24,889,169	$26,771,062
Partners’ capital	21,045,490	21,838,076	22,511,964	23,942,768	25,669,630

(1)	Income from continuing operation for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 includes $213,000, $456,000, $39,576, $1,079,275 and $232,140 from provisions for write-down of assets, respectively, and for the years ended December 31, 2001 and 2000, it includes $310,979 and $17,447 from gain on sale of assets, respectively. Income from continuing operations for the year ended December 31, 1999 includes $82,914 from loss on dissolution of joint venture.

(2)	Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to Properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations.

(3)	Income (loss) from and gain on disposal of discontinued operations for the years ended December 31, 2001 and 2000 includes $465,915 and $28,644 from provisions for write-down of assets, respectively, and for the year ended December 31, 2002, it includes $285,677 from gain on disposal of discontinued operations.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on February 10, 1995, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $63,000 to $246,400. The majority of the leases provide for percentage rent, based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

As of December 31, 2003, 2002, and 2001, the Partnership owned 16, 16, and 18 Properties directly, respectively. In addition, the Partnership owned ten, eleven, and nine Properties indirectly through joint venture or tenancy in common arrangements as of December 31, 2003, 2002, and 2001, respectively.

Capital Resources

For the years ended December 31, 2003, 2002, and 2001, cash from operating activities was $2,188,976, $2,297,323 and $1,843,469, respectively. The decrease in cash from operating activities during the year ended December 31, 2003, as compared to 2002, and the increase in cash from operating activities during 2002, as compared to 2001, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In January 2001, the Partnership sold its Property in Houston, Texas to a third party and received net sales proceeds of approximately $782,700, resulting in a gain of $4,284. The Partnership used the net sales proceeds to acquire an interest in CNL VII and XVII Lincoln Joint Venture, and to make distributions to the Limited Partners. CNL VII and XVII Lincoln Joint Venture, is a joint venture with CNL Income Fund VII, Ltd., an affiliate of the General Partners. The joint venture holds one Property. The Property was acquired from CNL BB Corp., an affiliate of the General Partners, who had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the joint venture. In April 2001, the Partnership contributed approximately $1,496,700 to the joint venture, which included the net sales proceeds from the sales of Properties in Warner Robins, Georgia, Long Beach, California, and Houston, Texas. The Partnership owns an 86% interest in the profits and losses of the joint venture.

In June 2001, the Partnership sold the Property in Kentwood, Michigan, received net sales proceeds of approximately $681,200 and recorded a loss of $38,877. In July 2001, the Partnership used a portion of these net sales proceeds to acquire an interest in a Property in Waldorf, Maryland, as tenants-in-common with CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd., each of which is an affiliate of the General Partners. The Partnership contributed approximately $570,100 for a 25% interest in the profits and losses of the Property.

In September 2001, the Partnership sold the Property in Inglewood, California to a third party for $300,000 and received net sales proceeds of approximately $298,300. Since the Partnership had recorded a provision for write-down of this Property in 2001, no additional gain or loss was recognized on the sale. The Partnership used the majority of the net sales proceeds to pay liabilities of the Partnership.

In September 2001, the Partnership also sold its Property in El Dorado, California to a third party and received net sales proceeds of approximately $1,510,500, resulting in a gain of $345,572. In December 2001, the Partnership reinvested the majority of net sales proceeds received in a Property in Austin, Texas. The Partnership acquired the Property from an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the Partnership of approximately $1,216,600 represented the costs incurred by the affiliate to acquire the Property. The transaction, or a portion thereof, relating to the sale of the Property and the reinvestment of the proceeds qualified as a like-kind exchange transaction for federal income tax purposes. The Partnership used the remaining net sales proceeds to pay liabilities of the Partnership.

In March 2002, the Partnership sold its Denny’s Property in Mesquite, Nevada, to a third party and received net sales proceeds of approximately $771,800. Since the Partnership had recorded provisions for write-down of assets in prior years for this Property, no gain or loss was recognized in 2002 relating to the sale. The provision represented the difference between the carrying value of the Property and its estimated fair value.

In May and June 2002, the Partnership sold its Properties in Knoxville, Tennessee and Wilmette, Illinois to third parties and received total net sales proceeds of approximately $2,727,800 resulting in a total gain of approximately $285,700.

In June 2002, the Partnership reinvested the majority of the net sales proceeds, it received from the sale of the Properties in Mesquite, Nevada and Knoxville, Tennessee, in a Taco Cabana Property located in Houston, Texas, at an approximate cost of approximately $1,364,200.

In addition in June 2002, the Partnership reinvested a portion of the net sales proceeds from the sale of the Property in Mesquite, Nevada in a joint venture arrangement, Katy Joint Venture, with CNL Income Fund IX, Ltd., a Florida limited partnership and an affiliate of the General Partners. The joint venture acquired a Property in Katy, Texas. The Partnership contributed approximately $416,700 for a 40% interest in the profits and losses of the joint venture.

The Partnership and Katy Joint Venture acquired the Properties in Houston and Katy, Texas from CNL Funding 2001-A, LP, and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership and the joint venture. The purchase prices paid by the Partnership and the joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Properties.

In August 2002, the Partnership reinvested the net sales proceeds from the sale of the Property in Wilmette, Illinois in a Property in Kenosha, Wisconsin as tenants-in-common with CNL Income Fund VIII, Ltd. (“CNL VIII”), and an affiliate of the General Partners, at an approximate cost of $1,883,000. The Partnership contributed approximately $1,694,700 for a 90% interest in this Property. The General Partners believe that the transactions, or portion thereof, relating to the sale of the Property and the reinvestment of the net sales proceeds, or a portion thereof, will qualify as a like-kind exchange transaction for federal income tax purposes.

In August 2002, Mansfield Joint Venture, in which the Partnership owns a 21% interest, sold its Property in Mansfield, Texas to the tenant and received net sales proceeds of approximately $1,011,500 resulting in a gain of approximately $269,800. The joint venture used the proceeds from the sale of the Property and additional contributions from the Partnership and CNL Income Fund VII, Ltd., who are the general partners of the joint venture, of approximately $17,000 and $63,900, respectively, to acquire a Property in Arlington, Texas from CNL Net Lease Investors, L.P. (“NLI”), at an approximate cost of $1,089,900. During 2002, and prior to the joint venture’s acquisition of this Property, CNL Financial LP Holding, LP (“CFN”), a Delaware limited partnership, and CNL Net Lease Investors GP Corp. (“GP Corp”), a Delaware corporation, purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s General Partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The joint venture acquired the Property in Arlington, Texas at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the Property. Each CNL entity is an affiliate of the Partnership’s General Partners.

In September 2003, CNL Ocean Shores Joint Venture, in which the Partnership owned a 30.94% interest, sold its property to a third party for $824,600 resulting in a gain of approximately $413,700. As a result, the Partnership received approximately $242,800 representing its pro-rata share of the liquidation proceeds. CNL Ocean Shores Joint Venture was dissolved in accordance with the joint venture agreement and no gain or loss was recognized on the dissolution. The General Partners intend to reinvest the liquidation proceeds in an additional property and pay liabilities of the Partnership.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General

Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. In addition, the Partnership will not borrow unless it first obtains an opinion of counsel that such borrowing will not constitute acquisition indebtedness. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $818,845 invested in cash and cash equivalents as compared to $838,555 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit and money market accounts at commercial banks. As of December 31, 2003, the average interest rate earned on rental income held in demand deposit and money market accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to invest in an additional property and to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because generally all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs is necessary at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain reserves if, in their discretion, they determine such reserves are required to meet the Partnership’s working capital needs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and future cash from operating activities, the Partnership declared distributions to the Limited Partners of $2,400,000 for each of the years. This represents distributions of $0.80 per Unit for each of the years ended December 31, 2003, 2001 and 2001. No distributions were made to the General Partners for the years ended December 31, 2003, 2002 and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002 and 2001 are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $11,243 and $26,640, respectively, to affiliates of the General Partners for operating expenses, accounting and administrative services, and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, increased to $728,318 at December 31, 2003, from $702,436 at December 31, 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities periodically for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Rental revenues from continuing operations were $1,996,393 for the year ended December 31, 2003 as compared to $2,047,221 in the same period in 2002. Rental revenues from continuing operations decreased during 2003 as compared to 2002 due to the following items. AmeriKing Corporation, the parent company to National Restaurant Enterprises, Inc., which was the tenant of the Properties in Harvey, Lyons and Chicago Ridge, Illinois, experienced financial difficulties and filed for bankruptcy protection in December 2002. The tenant has continued paying rent for each of these Properties; however, during 2003, the Partnership granted a rent reduction of approximately $24,800, for the period January through February 2003, to the tenant of these Properties, and a second temporary rent reduction of approximately $49,600 for the period September through December 2003. In December 2003, the leases relating to the Properties were assigned to and assumed by a new tenant. As a result of the assignment and assumption, the rents due under the leases have been reduced. The Partnership does not believe these reduced rents will have a material adverse effect on the operating results of the Partnership.

Also, in June 2003, the tenant of the Property in Warner Robins, Georgia vacated the premises, ceasing all related restaurant operations. The lost revenues resulting from the vacant Property will continue to have an adverse effect on our results of operations until we are able to re-lease the Property. We are currently seeking a replacement tenant for this Property.

The decrease in rental revenues from continuing operations during 2003 as discussed above, was offset by the acquisition of a Property in Houston, Texas in June 2002 with the majority of the net sales proceeds received from the 2002 sales of the Properties in Mesquite, Nevada and Knoxville, Tennessee.

During the years ended December 31, 2003 and 2002, the Partnership recognized income of $489,106 and $388,051, respectively, attributable to the net operating results reported by unconsolidated joint ventures. The increase in net income earned by unconsolidated joint ventures during 2003, was partially due to the Partnership reinvesting the majority of the net proceeds from the sales of the Properties in Mesquite, Nevada and Wilmette, Illinois during 2002 in Katy Joint Venture and a tenancy in common arrangement for a Property in Kenosha, Wisconsin, with affiliates of the General Partners. Also, CNL Ocean Shores Joint Venture, in which the Partnership owned a 30.94% interest, sold its vacant Property in Ocean Shores, Washington to a third party in September 2003 and recorded a gain of approximately $413,700 for which the Partnership received a liquidating distribution of approximately $242,800.

The increase in net income earned by unconsolidated joint ventures was partially offset by the fact that during the year ended December 31, 2002, the Partnership and an affiliate of the General Partners, as tenants-in-common, collected and recognized as revenues approximately $309,700 in past due rents. Phoenix Restaurant Group, Inc., the former tenant of the Property in Corpus Christi, Texas, in which the Partnership owns an approximate 27% interest, ceased paying rent and filed for bankruptcy in 2001. During April 2002, the bankruptcy court assigned the lease to a new tenant, an affiliate of the General Partners, and as a result, the tenancy in common collected the past due rents from the new tenant. All other lease terms remained unchanged and are substantially the same as the Partnership’s other leases. In addition, in August 2002, Mansfield Joint Venture, in which the Partnership owns a 21% interest, sold the Property in Mansfield, Texas resulting in a gain of approximately $269,800. The Partnership recorded its pro-rata share of the gain as equity in earnings. The joint venture reinvested the net sales proceeds in a Property in Arlington, Texas.

During the year ended December 31, 2003, four lessees of the Partnership and its consolidated joint ventures, Golden Corral Corporation, National Restaurant Enterprises, Inc., Carrols Corporation, and RTM, Inc., each contributed more than ten percent of the Partnership’s total rental revenues (including rental revenues from the Partnership’s consolidated joint ventures and from the Partnership’s share of the rental income from Properties owned by joint ventures and Properties owned with separate affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Golden Corral Corporation and Taco Cabana, LP were each the lessee under leases relating to four restaurants, and RTM, Inc., was the lessee under leases relating to three restaurants. It is anticipated that based on the minimum rental payments required by the leases, Golden Corral Corporation, Carrols Corporation and RTM, Inc. each will continue to contribute more than ten percent of the Partnership’s total rental revenues in 2004. In addition, four Restaurant Chains, Golden Corral, Burger King, Taco Cabana, and Arby’s, each accounted for more than ten percent of the Partnership’s total rental revenues during the year ended December 31, 2003 (including rental revenues from the Partnership’s consolidated joint ventures and from the Partnership’s share of the rental income from Properties owned by joint ventures and Properties owned with separate affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that each of these four Restaurant Chains will continue to contribute more than ten percent of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will have a material adverse affect on the Partnership’s income if the Partnership is not able to re-lease or sell the Properties in a timely manner.

During the years ended December 31, 2003 and 2002, the Partnership also earned $902 and $18,995, respectively, in interest and other income. During 2002, interest and other income was higher as compared to 2003 because the Partnership recognized as other income the reimbursement of property expenditures of approximately $11,200, which were incurred in previous years related to vacant Properties. Interest and other income was lower during 2003 due to a decline in interest rates and a decrease in the average cash balance.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $836,745 and $1,074,417 for the years ended December 31, 2003 and 2002, respectively. The decrease in operating expenses during 2003, was due to the recording of provisions for write-down of assets, during 2002, in the amount of $456,000 relating to the Properties in Harvey and Chicago Ridge, Illinois, as a result of AmeriKing Corporation, the parent company to National Restaurant Enterprises, Inc. which was the tenant of these Properties, filing for bankruptcy protection, as described above. The provision represented the difference between the carrying value of the Properties and their estimated fair value.

The decrease in operating expenses during the year ended December 31, 2003 was also partially due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties during 2003. The decrease in operating expenses during the year ended December 31, 2003 was partially offset by an increase in depreciation expense as a result of a Property acquisition in 2002, and the reclassification of the lease relating to the Property in Muncie, Indiana from direct financing leases to operating leases due to an amendment to the lease. Also, there was an increase in state tax expense relating to several states in which the Partnership conducts business.

The decrease in 2003 was partially offset by the Partnership recording a provision for write-down of assets of $213,000 relating to the Property located in Warner Robins, Georgia, after the tenant who was experiencing financial difficulties surrendered the premises. The provision represented the difference between the carrying value of the Property and its estimated fair value.

During 2002, the Partnership identified and sold the Properties located in Mesquite, Nevada; Knoxville, Tennessee; and Wilmette, Illinois, which were classified as discontinued operations in the accompanying financial statements. The Partnership recognized net rental income (rental revenues less property related expense and provision for write-down of assets) of $102,496 during the year ended December 31, 2002 relating to these Properties. In October 2001, Phoenix Restaurant Group, Inc. and its subsidiaries, a tenant of the Partnership, filed for bankruptcy protection and rejected the lease relating to the property in Mesquite, Nevada. In March 2002, the Partnership sold the Property to a third party. Since the Partnership had recorded provisions for write-down of assets of $465,915 and $28,644 during the years 2001 and 2000, respectively. No gain or loss was recognized in 2002 relating to the sale. In May and June 2002, the Partnership sold its Properties in Knoxville, Tennessee and Wilmette, Illinois to third parties resulting in a total gain of approximately $285,700. The majority of the net sales proceeds from the sales of these Properties were reinvested in three Properties, one owned directly by the Partnership and the other two owned indirectly through a tenancy in common and a joint venture.

During 2003, the Partnership identified one Property for sale located in Warner Robins, Georgia. In 2004, the contract for the sale of this Property was terminated. The financial results for the Property are included as income from continuing operations in the accompanying financial statements.

During the year ended December 31, 2003, CNL Ocean Shores Joint Venture, in which the Partnership owned a 30.94% interest, sold its vacant Property in Ocean Shores, Washington, as described above. The financial results relating to the Property in Ocean Shores, Washington and a Property sold in August 2002 by Mansfield Joint Venture, in which the Partnership owns a 21% interest, were classified as discontinued operations in the combined, condensed financial information reported in the footnotes to the accompanying financial statements for the joint ventures and the tenancies in common with affiliates of the General Partners. The Partnership’s pro-rata share of these amounts is included in equity in earnings of joint ventures in the accompanying financial statements.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

Rental revenues from continuing operations were $2,047,221 for the year ended December 31, 2002 as compared to $1,938,101 in the same period in 2001. The increase in rental revenues from continuing operations during 2002, was due to the fact the Partnership reinvested the majority of the net sales proceeds from the 2001 and 2002 sale of the Properties.

During the years ended December 31, 2002 and 2001, the Partnership recognized income of $388,051 and a loss of $263,311, respectively, attributable to the net operating results reported by unconsolidated joint ventures. Results were lower during 2001 because PRG, the tenant of the Property in Corpus Christi, Texas, experienced financial difficulties and ceased paying rent in 2001. As a result, the Partnership and an affiliate of the General Partners, as tenants-in-common, in which the Partnership owns an approximate 27% interest, stopped recording rental revenues.

Property related expenses such as, legal fees, insurance and real estate taxes relating to this Property were also incurred and a provision for write-down of assets of approximately $356,700 was recorded. The provision represented the difference between the carrying value of the Property and its estimated fair value. In October 2001, PRG filed for Chapter 11 bankruptcy protection. Since the bankruptcy filing, the tenant resumed paying rent. The Partnership and the affiliate, as tenants-in-common, received from PRG the rent payments relating to this Property from the bankruptcy date through April 2002. During April 2002, the bankruptcy court assigned its lease to a new tenant, an affiliate of the General Partners which has continued to pay rent pursuant to the lease. All other lease terms remained unchanged and are substantially the same as the Partnership’s other leases. As a result of the assignment relating to this Property, the Partnership collected from the new tenant $309,700 in rents not collected in 2001 from the previous tenant.

In addition, the operating results reported by unconsolidated joint ventures were lower during 2001, as compared to the same period in 2002, because CNL Ocean Shores Joint Venture, in which the Partnership owned a 30.94% interest, recorded a provision for write down of assets of approximately $781,700 in 2001. The provision represented the difference between the carrying value of the Property and its estimated fair value. The tenant of the Property owned by this joint venture experienced financial difficulties and vacated the Property in April 2001. During 2002, the joint venture has not recorded rental revenues relating to this Property. In September 2003, CNL Ocean Shores Joint Venture sold its property to a third party, and dissolved the joint venture as described above.

The increase in net operating results reported by unconsolidated joint ventures during 2002, as compared to the same period in 2001, was also the result of the Partnership investing during 2001 and 2002 the majority of the net proceeds from the sales of Properties in Warner Robins, Georgia; Long Beach, California; Kentwood, Michigan; Mesquite, Nevada; and Wilmette, Illinois; in one joint venture and two additional Properties, each as a separate tenancy in common with affiliates of the General Partners.

In August 2002, Mansfield Joint Venture, in which the Partnership owns a 21% interest, sold the Property in Mansfield, Texas, and reinvested the net sales proceeds in a Property in Arlington, Texas.

During the years ended December 31, 2002 and 2001, the Partnership earned $18,995 and $64,193, respectively, in interest and other income. During 2001, interest and other income were higher as compared to the same period in 2002 due to the Partnership recognizing as income the remainder of the security deposit from a former tenant. In addition, higher average cash balances existed during 2001 pending reinvestment in an additional income producing Property.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $1,074,417 and $743,372 for the years ended December 31, 2002 and 2001, respectively. The increase in operating expenses during 2002, as compared to the same period in 2001, was due to the recording of provisions for write-down of assets in the amount of $456,000 relating to the Properties in Harvey and Chicago Ridge, Illinois, as a result of the AmeriKing Corporation’s bankruptcy.

The increase in operating expenses during 2002 was also partially due to an increase in depreciation expense as a result of Property acquisitions and the reclassification of the lease relating to the Property in Muncie, Indiana from direct financial leases to operating leases due to an amendment to the lease.

The increase in operating expenses during 2002, as compared to the same period in 2001, was partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties, a decrease in Property expenses such as legal fees and real estate taxes relating to several Properties with tenants that experienced financial difficulties in 2001, and a decrease in state taxes.

During 2001, the Partnership recorded provisions for write-down of assets in the amount of $39,576 relating to the Property in Inglewood, California, which was sold at no additional gain or loss during 2001.

During 2001, the Partnership sold a Property in Houston, Texas resulting in a gain of $4,284, a Property in El Dorado, California resulting in a gain of $345,572 and a Property in Kentwood, Michigan resulting in a loss of $38,877.

During 2002, the Partnership identified and sold the Properties located in Mesquite, Nevada; Knoxville, Tennessee; and Wilmette, Illinois, which were classified as discontinued operations in the accompanying financial statements. In October 2001, Phoenix Restaurant Group, Inc. and its subsidiaries, a tenant of the Partnership, filed for bankruptcy protection and rejected the lease relating to the property in Mesquite, Nevada. In March 2002, the Partnership sold the Property to a third party. Since the Partnership had recorded provisions for write-down of assets of $465,915 and $28,644 during the years 2001 and 2000, respectively. No gain or loss was recognized in 2002 relating to the sale. In May and June 2002, the Partnership sold its properties in Knoxville, Tennessee and Wilmette, Illinois to third parties resulting in a total gain of approximately $285,700. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $102,496 and a net rental loss (Property related expenses and provision for write-down of assets in excess of rental revenues) of $301,163 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, CNL VII and XVII Lincoln Joint Venture and CNL Kingston Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XVII, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XVII, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the Provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$16,163,018	$16,524,518
Net investment in direct financing leases	399,726	410,120
Real estate held or sale	496,678	705,863
Investment in joint ventures	3,808,950	3,985,121
Cash and cash equivalents	818,845	838,555
Receivables, less allowance for doubtful accounts of $43,516 in 2003	5,251	36,516
Due from related parties	277	490
Accrued rental income	497,388	480,080
Other assets	25,634	25,846

	$22,215,767	$23,007,109

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$8,053	$3,494
Real estate taxes payable	38,114	13,457
Distributions payable	600,000	600,000
Due to related parties	11,243	26,640
Rents paid in advance	32,407	31,910
Deferred rental income	49,744	53,575

Total liabilities	739,561	729,076
Minority interests	430,716	439,957
Partners’ capital	21,045,490	21,838,076

	$22,215,767	$23,007,109

See accompanying notes to financial statements.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$1,953,120	$1,985,050	$1,839,062
Earned income from direct financing leases	43,273	62,171	99,039
Contingent rental income	—	—	1,111
Interest and other income	902	18,995	64,193

	1,997,295	2,066,216	2,003,405

Expenses:
General operating and administrative	180,717	208,218	255,696
Property related	18,092	4,565	53,552
Management fee to related parties	23,448	24,452	21,315
State and other taxes	25,246	9,258	34,733
Depreciation and amortization	376,242	371,924	338,501
Provision for write-down of assets	213,000	456,000	39,575

	836,745	1,074,417	743,372

Income before gain on sale of assets and equity in earnings (loss) of unconsolidated joint ventures	1,160,550	991,799	1,260,033
Gain on sale of assets	—	—	310,979
Minority interests	(42,242)	(41,911)	(37,342)
Equity in earnings (loss) of unconsolidated joint ventures	489,106	388,051	(263,311)

Income from continuing operations	1,607,414	1,337,939	1,270,359

Discontinued operations:
Income (loss) from discontinued operations	—	102,496	(301,163)
Gain on disposal of discontinued operations	—	285,677	—

	—	388,173	(301,163)

Net income	$1,607,414	$1,726,112	$969,196

Income (loss) per limited partner unit
Continuing operations	$0.54	$0.45	$0.42
Discontinued operations	—	0.13	(0.10)

	$0.54	$0.58	$0.32

Weighted average number of limited partner units outstanding	3,000,000	3,000,000	3,000,000

See accompanying notes to financial statements.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners				Total
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs
Balance, December 31, 2000	$1,000	$(5,460)	$30,000,000	$(10,682,464)	$8,219,692	$(3,590,000)	$23,942,768
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(2,400,000)	—	—	(2,400,000)
Net income	—	—	—	—	969,196	—	969,196

Balance, December 31, 2001	1,000	(5,460)	30,000,000	(13,082,464)	9,188,888	(3,590,000)	22,511,964
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(2,400,000)	—	—	(2,400,000)
Net income	—	—	—	—	1,726,112	—	1,726,112

Balance, December 31, 2002	1,000	(5,460)	30,000,000	(15,482,464)	10,915,000	(3,590,000)	21,838,076
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(2,400,000)	—	—	(2,400,000)
Net income	—	—	—	—	1,607,414	—	1,607,414

Balance, December 31, 2003	$1,000	$(5,460)	$30,000,000	$(17,882,464)	$12,522,414	$(3,590,000)	$21,045,490

See accompanying notes to financial statements.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Net income	$1,607,414	$1,726,112	$969,196

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	372,030	383,805	385,013
Amortization	4,212	4,212	4,212
Provision for write-down of assets	213,000	456,000	505,491
Minority interests	42,242	41,911	37,342
Equity in earnings of unconsolidated joint ventures, net of distributions	(69,925)	(8,994)	372,432
Gain on sale of assets	—	(285,677)	(310,979)
Decrease (increase) in receivables	31,267	(35,534)	25,627
Decrease (increase) in due from related parties	213	18,799	(14,396)
Amortization of investment in direct financing leases	10,394	14,085	35,649
Increase in accrued rental income	(23,527)	(53,956)	(127,254)
Decrease (increase) in other assets	(703)	(6,315)	11,834
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	29,216	7,977	(17,688)
Increase (decrease) in due to related parties	(15,398)	15,058	(2,237)
Increase (decrease) in rents paid in advance and deposits	497	23,560	(27,053)
Decrease in deferred rental income	(11,956)	(3,720)	(3,720)

Total adjustments	581,562	571,211	874,273

Net cash provided by operating activities	2,188,976	2,297,323	1,843,469

Cash Flows from Investing Activities:
Additions to real estate properties with operating leases	—	(1,373,625)	(2,956,972)
Proceeds from sale of real estate properties	—	3,499,595	3,272,711
Liquidating distribution from joint venture	242,796	—	—
Investment in joint ventures	—	(2,136,538)	(570,124)
(Increase) decrease in restricted cash	—	297,288	(297,288)

Net cash provided by (used in) investing activities	242,796	286,720	(551,673)

Cash Flows from Financing Activities:
Distributions to limited partners	(2,400,000)	(2,400,000)	(2,400,000)
Contributions from holders of minority interests	—	1,318	243,652
Distributions to holders of minority interests	(51,482)	(54,126)	(39,644)

Net cash used in financing activities	(2,451,482)	(2,452,808)	(2,195,992)

See accompanying notes to financial statements.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2003	2002	2001
Net increase (decrease) in cash and cash equivalents	(19,710)	131,235	(904,196)
Cash and cash equivalents at beginning of year	838,555	707,320	1,611,516

Cash and cash equivalents at end of year	$818,845	$838,555	$707,320

Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$600,000	$600,000	$600,000

See accompanying notes to financial statements.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund XVII, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the real estate property acquisitions at cost. The properties are leased to third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002 and 2001, the tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $374,500, $312,800, and $321,200, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing method.

Operating method – Real estate property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s investment in the leases. For property leases classified as direct financing leases, the building portions of the majority of property leases are accounted for as direct financing leases while the land portions of these leases are accounted for as operating leases.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the property is placed in service.

Leases are generally for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions of the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, or deferred rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its 86% interest in CNL VII & XVII Lincoln Joint Venture and its 60.06% interest in CNL Kingston Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the joint ventures. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in CNL Mansfield Joint Venture and Katy Joint Venture; and the properties in Corpus Christi, Texas; Akron, Ohio; Fayetteville, North Carolina; Zephyrhills, Florida; Waldorf, Maryland; and Kenosha, Wisconsin, for which each property is held with affiliates of the General Partners as tenants-in-common, are accounted for using the equity method.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior year’s financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partner’s capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 (“FAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$7,505,701	$7,505,701
Buildings	10,818,772	10,818,772

	18,324,473	18,324,473
Less accumulated depreciation	(2,161,455)	(1,799,955)

	$16,163,018	$16,524,518

In June 2002, the Partnership reinvested the majority of the net sales proceeds it received from the sale of the properties in Mesquite, Nevada and Knoxville, Tennessee, in a Taco Cabana property located in Houston, Texas, at a cost of approximately $1,364,200 from CNL Funding 2001-A, LP, an affiliate of the general partners.

In 2002, the Partnership recorded provisions for write-down of assets in the amount of $456,000 relating to the Properties in Harvey and Chicago Ridge, Illinois. In December 2002, AmeriKing Corporation, the parent company of National Restaurant Enterprises, Inc., the former tenant of these Properties, filed for bankruptcy protection. The provision represented the difference between the carrying value of the Properties and their estimated fair value.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$1,807,844
2005	1,809,624
2006	1,827,497
2007	1,849,323
2008	1,855,900
Thereafter	12,865,475

$22,015,663

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$666,973	$720,639
Estimated residual values	113,894	113,894
Less unearned income	(381,141)	(424,413)

Net investment in direct financing leases	$399,726	$410,120

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$53,666
2005	53,666
2006	53,666
2007	53,666
2008	53,666
Thereafter	398,643

$666,973

4.	Investment in Joint Ventures

The Partnership has an interest of 21% in the profits and losses of CNL Mansfield Joint Venture. The remaining interest in this joint venture is held by an affiliate of the Partnership which has the same general partners.

The Partnership owns properties in Fayetteville, North Carolina; Corpus Christi, Texas; Akron, Ohio; Zephyrhills, Florida, and Waldorf, Maryland, as tenants-in-common with affiliates of the general partners. The Partnership owns interests in these properties of 19.56%, 27.42%, 36.91%, 24% and 25%, respectively.

In June 2002, the Partnership reinvested a portion of the net sales proceeds from the sale of the property in Mesquite, Nevada, in a joint venture arrangement, Katy Joint Venture, with CNL Income Fund IX, Ltd., a Florida limited partnership and an affiliate of the general partners. The joint venture acquired a property in Katy, Texas from CNL Funding 2001-A, LP. The Partnership and CNL Income Fund IX, Ltd. entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $416,700 for a 40% interest in this joint venture.

In August 2002, the Partnership reinvested the net sales proceeds from the sale of the Property in Wilmette, Illinois in a Property in Kenosha, Wisconsin as tenants-in-common with CNL Income Fund VIII, Ltd. (“CNL VIII”), a Florida limited partnership and an affiliate of the general partners, at an approximate cost of $1,883,000. The Partnership and CNL VIII entered into an agreement whereby each co-tenant will share in the profits and losses of each property in proportion to its applicable percentage interest. The Partnership contributed approximately $1,694,700 for a 90% interest in this property.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

In August 2002, Mansfield Joint Venture, in which the Partnership owns a 21% interest, sold the property in Mansfield, Texas to the tenant and received net sales proceeds of approximately $1,011,500 resulting in a gain of approximately $269,800. The joint venture used the proceeds from the sale of the property and additional contributions from the Partnership and CNL Income Fund VII, Ltd., who are the general partners of the joint venture, of approximately $17,000 and $63,900, respectively, to acquire a property in Arlington, Texas from CNL Net Lease Investors, L.P., at an approximate cost of $1,089,900. CNL Income Fund VII, Ltd. and CNL Net Lease Investors, L.P. are affiliates of the general partners. The financial results for the property in Mansfield, Texas are reflected as discontinued operations in the combined condensed financial information presented below.

In September 2003, CNL Ocean Shores Joint Venture, in which the Partnership owned a 30.94% interest, sold its property to a third party for $824,600 resulting in a gain of approximately $413,700. The joint venture recorded provisions for write-down of assets in previous years relating to this Property. The Partnership and the joint venture partner dissolved the joint venture in accordance with the joint venture agreement and did not recognize a gain or loss on the dissolution. The Partnership received approximately $242,800 representing its pro rata share of the liquidation proceeds. The general partners intend to reinvest a portion of the liquidation proceeds in an additional property and also pay the liabilities of the Partnership, including distributions to the limited partners. The financial results relating to this property are reflected as discontinued operations in the combined, condensed financial information below.

CNL Mansfield Joint Venture, Katy Joint Venture and the Partnership and affiliates, as tenants-in-common in six separate tenancy-in-common arrangements, each own one property.

The following presents the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31, 2003	December 31, 2002
Real estate properties with operating leases, net	$9,318,399	$9,511,287
Real estate held for sale	—	377,303
Cash	76,219	28,305
Receivables, less allowance for doubtful accounts	518	6,468
Accrued rental income	271,392	190,534
Other assets	—	218
Liabilities	52,916	17,241
Partners’ capital	9,613,612	10,096,874

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

	Years ended December 31,
	2003	2002	2001
Continuing operations:
Revenues	$1,169,738	$1,222,846	$448,229
Expenses	(198,646)	(173,462)	(229,307)
Provision for write-down of assets	—	—	(356,719)

Income from continuing operations	971,092	1,049,384	(137,797)

Discontinued operations:
Revenues	—	62,549	122,867
Expenses	(15,827)	(34,805)	(36,076)
Provision for write-down of assets	—	—	(781,741)
Gain on disposal of real estate properties	413,666	269,791	—

	397,839	297,535	(694,950)

Net Income	$1,368,931	$1,346,919	$(832,747)

The Partnership recognized income totaling $489,106 and $388,051 for the years ended December 31, 2003 and 2002, and a loss totaling $263,311 for the year ended December 31, 2001, from these joint ventures and the properties held as tenants-in-common with affiliates.

5.	Discontinued Operations

In October 2001, Phoenix Restaurant Group, Inc. and its subsidiaries, a tenant of the Partnership, filed for bankruptcy protection and rejected the lease relating to the property in Mesquite, Nevada. In March 2002, the Partnership sold the property to a third party and received net sales proceeds of approximately $771,800. The Partnership had recorded provisions for write-down of assets of $465,915 and $28,644 during the years 2001 and 2000, respectively. No gain or loss was recognized in 2002 relating to the sale.

In May and June 2002, the Partnership sold its properties in Knoxville, Tennessee and Wilmette, Illinois to third parties and received total net sales proceeds of approximately $2,727,800 resulting in a total gain of approximately $285,700.

During November 2003, the Partnership identified for sale its property in Warner Robins, Georgia. As a result, the property was reclassified from real estate properties with operating leases to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amounts or fair value, less cost to sell. During June 2003, subsequent to the tenant vacating the property, the Partnership recorded a provision for write-down of assets of $213,000. The provision represented the difference between the carrying value of the property and its estimated fair value.

In 2004, the contract for the sale of the property in Warner Robins, Georgia was terminated. The financial results for the Property are included as income from continuing operations in the accompanying financial statements.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations – Continued

The financial results for the Mesquite, Nevada; Knoxville, Tennessee and Wimettle, Illinois properties are reflected as discontinued operations in the accompanying financial statements. The operating results of discontinued operations are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$—	$128,903	$227,604
Expenses	—	(26,407)	(62,852)
Provision for write-down of assets	—	—	(465,915)

Income (loss) from discontinued operations	$—	$102,496	$(301,163)

6.	Allocations and Distributions

From inception through December 31, 1999, distributions of net cash flow, as defined in the limited partnership agreement of the Partnership, were made 95% to the limited partners and five percent to the general partners; provided, however, that for any particular year, the five percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners in that year of an eight percent cumulative, noncompounded return on their aggregate invested capital contributions (the “Limited Partners” 8% Return”).

From inception through December 31, 1999, generally, net income (determined without regard to any depreciation and amortization deductions and gains and losses from the sale of properties) was allocated between the limited partners and the general partners first, in an amount not to exceed the net cash flow distributed to the partners attributable to such year in the same proportions as such net cash flow is distributed; and thereafter, 99% to the limited partners and one percent to the general partners. All deductions for depreciation and amortization were allocated 99% to the limited partners and one percent to the general partners.

From inception through December 31, 1999, net sales proceeds from the sale of a property not in liquidation of the Partnership generally were distributed first to the limited partners in an amount sufficient to provide them with the return of their invested capital contributions, plus their cumulative Limited Partners’ 8% Return. The general partners then received a return of their capital contributions and, to the extent previously subordinated and unpaid, a five percent interest in all net cash flow distributions. Any remaining net sales proceeds were distributed 95% to the limited partners and five percent to the general partners.

Any gain from the sale of a property, not in liquidation of the Partnership, was in general, allocated in the same manner as net sales proceeds are distributable. Any loss was, in general, allocated first, on a pro rata basis to the partners with positive balances in their capital accounts; and thereafter, 95 percent to the limited partners and five percent to the general partners.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions – Continued

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2001 and 2001.

During each of the years ended December 31, 2003, 2001, and 2001, the Partnership declared distributions to the limited partners of $2,400,000. No distributions have been made to the general partners to date.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$1,607,414	$1,726,112	$969,196
Effect of timing differences relating to depreciation	153,906	153,720	109,607
Effect of timing differences relating to amortization	—	—	(848)
Direct financing leases recorded as operating leases for tax reporting purposes	10,393	14,085	35,649
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(275,821)	(94,857)	422,746
Accrued rental income	(16,784)	(30,189)	(96,613)
Rents paid in advance	497	23,560	(14,806)
Deferred rental income	(11,956)	(12,152)	(16,188)
Effect of timing differences relating to allowance for doubtful accounts	43,516	(286,567)	31,981
Effect of timing differences relating to minority interest income of consolidated joint ventures	(87,450)	(94,221)	(77,604)
Effect of timing differences relating to gains/losses on real estate property sales	—	(618,059)	(725,184)
Provision for write-down of assets	213,000	456,000	505,491
Other	(288)	—	—

Net income for federal income tax purposes	$1,636,427	$1,237,432	$1,143,427

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”) The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the partnership. In connection therewith, the Partnership agreed to pay certain Advisor management fees of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. Any portion of the Management fee not paid is deferred without interest. The Partnership incurred management fees of $23,448, $24,452, and $21,315, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 8% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During 2001, Phoenix Restaurant Group, Inc. (“PRG”) filed for bankruptcy and rejected one of the two leases it had with the Partnership. The other lease was held with an affiliate of the general partners, as tenants-in-common. The Partnership owns a 27.42% interest in the tenancy in common. In May 2002, the bankruptcy court assigned this lease, relating to the property in Corpus Christi, Texas to RAI, LLC, an affiliate of the general partners. All other lease terms remained the same. In connection with this lease, the tenancy in common recognized rental revenues of approximately $190,600 and $127,800 during the years ended December 31, 2003 and 2002, respectively. The Partnership recognized its pro-rata share of this amount in equity in earnings of joint ventures in the accompanying financial statements.

In June 2002, the Partnership acquired a property in Houston, Texas, from CNL Funding 2001-A, LP, for approximately $1,364,200. In addition, in June 2002, Katy Joint Venture acquired a property in Katy, Texas from CNL Funding 2001-A, LP. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership and the Joint Venture. The purchase price paid by the Partnership and the Joint Venture represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions – Continued

In September 2002, CNL Mansfield Joint Venture acquired a property in Arlington, Texas from CNL Net Lease Investors, L.P. (“NLI”), at an approximate cost of $1,089,900. During 2002, and prior to the joint venture’s acquisition of this property, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease Investors GP Corp. (“GP Corp”) purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The joint venture acquired the property in Arlington, Texas at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the property. Each CNL entity is an affiliate of the Partnership’s general partners.

During the years ended December 31, 2003, 2002, and 2001, the Advisor and its affiliates provided accounting and administrative services. The Partnership incurred $114,200, $149,801, and $189,320, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The amount due related parties at December 31, 2003 and 2002 totaled $11,243 and $26,640, respectively.

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each representing more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the joint ventures and the properties held as tenants-in-common with affiliates of the general partners), for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$624,913	$624,691	$574,420
National Restaurant Enterprises, Inc.	350,337	424,696	424,696
Taco Cabana and Carrols Corp (entities under common control)	334,988	N/A	N/A
RTM Indianapolis and RTM Southwest Texas, Inc. (entities under common control)	263,801	262,169	264,878
Jack in the Box Inc. and Jack in the Box Eastern Division, L.P. (entities under common control)	N/A	N/A	324,397

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk – Continued

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$624,913	$624,691	$574,420
Burger King	386,101	463,478	472,109
Taco Cabana	299,225	N/A	N/A
Arby’s	281,892	279,905	282,266
Jack in the Box	N/A	N/A	324,397

The information denoted by N/A indicates that for each period presented, the tenant or group of affiliated tenants, and the chain did not represent more than ten percent of the Partnership’s total rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any of these lessees or restaurant chains will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing operations (1)
Revenues	$469,441	$536,594	$487,664	$503,596	$1,997,295
Equity in earnings of joint ventures	89,702	89,615	217,752	92,037	489,106
Income from continuing operations	364,439	258,461	548,965	435,549	1,607,414
Discontinued operations (1)
Revenues	—	—	—	—	—
Income from discontinued operations	—	—	—	—	—
Net income	364,439	258,461	548,965	435,549	1,607,414
Income per limited partner unit:
Continuing operations	$0.12	$0.09	$0.18	$0.15	$0.54
Discontinued operations	—	—	—	—	—

Total	$0.12	$0.09	$0.18	$0.15	$0.54

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$516,284	$508,846	$547,568	$493,518	$2,066,216
Equity in earnings of joint ventures	38,362	124,852	132,859	91,978	388,051
Income (loss) from continuing operations (2)	373,876	466,461	524,045	(26,443)	1,337,939
Discontinued Operations (1):
Revenues	70,657	55,824	—	2,422	128,903
Income from and gain on the disposal of discontinued operations	52,727	338,427	—	(2,981)	388,173
Net income	426,603	804,888	524,045	(29,424)	1,726,112
Income (loss) per limited partner unit:
Continuing operations	$0.12	$0.16	$0.17	$—	$0.45
Discontinued operations	0.02	0.11	—	—	0.13

	$0.14	$0.27	$0.17	$—	$0.58

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 20, 2004, are reported as discontinued operations for all periods presented. The results operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations.

(2)	In December 2002, the Partnership recorded provisions for write-down of assets in the amount of $456,000 relating to the Properties in Harvey and Chicago Ridge, Illinois, as a result of the AmeriKing Corporation bankruptcy.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (b)					Accumulated Depreciation		Date of Con- struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total
Properties the Partnership has Invested in Under Operating Leases:
Arby’s Restaurants:
Muncie, Indiana (g)	—	$242,759	$564,223	—	—	$242,759	$564,223		$806,982		$36,280		1995	03/96	(g	)
Schertz, Texas	—	348,245	470,577	—	—	348,245	470,577		818,822		118,158		1996	06/96	(c	)
Plainfield, Indiana	—	296,025	557,809	—	—	296,025	557,809		853,834		133,614		1996	10/96	(c	)
Burger King Restaurants:
Harvey, Illinois (h)	—	489,341	734,010	—		403,341	634,010		1,037,351		186,709		1996	03/96	(c	)
Chicago Ridge, Illinois (i)	—	771,965	—	699,556	—	613,965	587,556		1,201,521		172,860		1996	03/96	(c	)
Lyons, Illinois	—	887,767	—	597,381	—	887,767	597,381		1,485,148		132,397		1997	11/96	(c	)
Denny’s Restaurants:
Pensacola, Florida	—	305,509	670,990	—	—	305,509	670,990		976,499		165,589		1996	08/96	(c	)
Golden Corral Buffet and Grill Restaurants:
Orange Park, Florida	—	711,838	1,162,406	—	—	711,838	1,162,406		1,874,244		303,156		1996	03/96	(c	)
Aiken, South Carolina (f)	—	508,790	—	862,571	—	508,790	862,571		1,371,361		217,240		1996	04/96	(c	)
Weatherford, Texas (f)	—	345,926	—	691,222	—	345,926	691,222		1,037,148		168,899		1996	03/96	(c	)
Lincoln, Nebraska	—	485,390	1,254,984	9,431	—	485,390	1,264,415		1,749,805		115,901		2000	04/01	(c	)
Jack in the Box Restaurants:
Dinuba, California	—	324,970	—	509,982	—	324,970	509,982		834,952		124,927		1996	05/96	(c	)
LaPorte, Texas	—	355,929	—	560,485	—	355,929	560,485		916,414		135,914		1996	07/96	(c	)
Taco Bell
Kingston, Tennessee	—	189,452	328,445	—	—	189,452	328,445		517,897		66,659		1997	11/97	(c	)
Taco Cabana Restaurants:
Austin, Texas	—	523,989	692,611	—	—	523,989	692,611		1,216,600		48,099		1990	12/01	(c	)
Houston, Texas (j)	—	700,105	664,089	—	—	700,105	664,089		1,364,194		35,053		1990	06/02	(c	)
Wendy’s Old Fashioned
Hamburgers Restaurants:
Livingston, Tennessee	—	261,701	—	—	—	261,701	(d	)	261,701		(e	)	1996	06/96	(e	)

		$7,749,701	$7,100,144	$3,930,628	—	$7,505,701	$10,818,772		$18,324,473		$2,161,455

Properties the Partnership has Invested in Under Direct Financing Leases:
Wendy’s Old Fashioned Hamburgers Restaurant:
Livingston, Tennessee	—	—	—	$455,575	—	—	(d	)	(d	)	(e	)	1996	06/96	(e	)

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$17,114,720	$1,447,504
Acquisitions	2,956,972	—
Dispositions	(3,189,492)	(321,421)
Provision for write-down of assets	(39,575)	—
Depreciation expense	—	320,226

Balance, December 31, 2001	16,842,625	1,446,309
Acquisitions (j)	1,373,625	—
Reclassification from direct financing lease (g)	564,223	—
Provision for write-down of assets (h) (i)	(456,000)	—
Depreciation expense	—	353,646

Balance, December 31, 2002	18,324,473	1,799,955
Depreciation expense	—	361,500

Balance, December 31, 2003	$18,324,473	$2,161,455

CNL INCOME FUND XVII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION – CONTINUED

December 31, 2003

(b)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Partnership’s consolidated joint ventures was $17,341,796 and $2,266,701, respectively for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(c)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(d)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(e)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	During the year ended December 31, 1998, the Partnership received reimbursements from the developer of the property upon final reconciliation of total construction costs. In connection therewith, the land and building value was adjusted accordingly.

(g)	Effective April 2002, the lease for this property was amended, resulting in the reclassification of the building portion of the lease to an operating lease. The building was recorded at net book value, and will be depreciated over its remaining estimated life of approximately 26 years.

(h)	The undepreciated cost of the Property in Harvey, Illinois, was written down to it estimated fair value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets in the amount of $186,000 at December 31, 2002. The provision represented the difference between the Property’s carrying value and the estimated fair value. The cost of the Property presented on this schedule is the net amount at which the Property is carried, including the provision for write-down of assets.

(i)	The undepreciated cost of the Property in Chicago Ridge, Illinois, was written down to its estimated fair value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets in the amount of $270,000 at December 31, 2002. The provision represented the difference between the Property’s carrying value and the estimated fair value. The cost of the Property presented on this schedule is the net amount at which the Property is carried, including the provision for write-down of assets.

(j)	During 2002, the Partnership purchased a real estate property from CNL 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $ 1,364,200.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XVII, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer